CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 21, 2020, relating to the financial statements and financial highlights, which appear in the December 31, 2019 Annual Report to Stockholders of Tri-Continental Corporation. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP Minneapolis, Minnesota

April 24, 2020